MARSH & McLENNAN COMPANIES
                1994 EMPLOYEE STOCK PURCHASE PLAN


          1. Purpose. The purpose of the Plan is to provide eligible employees a convenient opportunity to purchase Stock through annual offerings financed by payroll deductions.

          2. Definitions. The following terms, when used in the Plan, shall have the following meanings:

          (a) "Base Compensation" -- Base Compensation shall be an employee's total compensation received during an offering period as determined under the Code for computing taxes for FICA purposes, including contributions made by the Company on behalf of each employee to any tax-qualified pension benefit plan pursuant to Section 401(k) of the Code, but shall exclude any bonus, incentive or other similar extraordinary remuneration received by such employee. In addition, "Base Compensation" shall include that portion of commissions earned by those employees of Putnam Investments, Inc. or its subsidiaries who are wholesalers or defined contribution plan sales representatives, which portion, for any such employee, when added to other compensation included in this definition, does not exceed $125,000, or such other figure as may subsequently be approved by the Committee.

          (b)  "Board"  -- The Board of Directors of MMC.

          (c) "Code" -- The Internal Revenue Code of 1986, as amended.

          (d)  "Committee"  -- The Compensation Committee of the
Board.

          (e)  "Company"  -- MMC and its Subsidiaries.

          (f)  "Exchange Act" -- The Securities Exchange Act of
1934, as amended.

          (g) "Fair Market Value" -- Fair Market Value of a share of Stock on a given date shall be the average of the high and low prices of the Stock on the New York Stock Exchange, Inc. composite tape on such date, or if no sales of the Stock were made on said Exchange on that date, the average of the high and low prices of the Stock on the next preceding day on which sales were made on said Exchange.

          (h)  "MMC" -- Marsh & McLennan Companies, Inc., a
Delaware corporation.

          (i)  "Plan" -- this Marsh & McLennan Companies 1994
Employee Stock Purchase Plan.

          (j) "Stock" -- Common stock, par value $1.00 per share, of MMC.

          (k) "Subsidiary" -- a corporation is a Subsidiary of MMC if it meets the test of Section 424(f) of the Code and the regulations promulgated thereunder.

          3. Administration. The Plan shall be administered by the Committee, which shall be composed of disinterested persons as such term is defined in the rules of the Securities and Exchange Commission, and whose actions and determinations on matters related to the Plan shall be conclusive. Subject to the express provisions of the Plan, the powers of the Committee include having the authority, in its discretion, to:

          (a) define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and

          (b) make all other determinations necessary or advisable for administering the Plan, including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities.

          4. Stock Subject to the Plan. (a) The aggregate number of shares of Stock which may be sold under the Plan shall not exceed four million (4,000,000), plus the number of shares of Stock (not to exceed 600,000 shares) remaining unsold under the MMC 1990 Employee Stock Purchase Plan after the end of the 1993-1994 offering period thereunder.

          (b)  If the number of shares of Stock that
participating employees become entitled to purchase is greater than the shares of Stock offered in a particular offering period or remaining available, the available shares of Stock shall be allocated by the Committee among such participating employees in such manner as it deems fair and equitable.

          (c) In the event of any change in the Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding offerings as it deems necessary and appropriate, including but not limited to changing the number of shares of Stock reserved under the Plan, and the price of the current offering.

          (d) Shares of Stock which are to be delivered under the Plan may be obtained by MMC from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued shares of its Stock. Any issuance of authorized but unissued Stock shall be approved by the Board or the Committee. Shares of authorized but unissued Stock may not be delivered under the Plan if the purchase price thereof is less than the par value of the Stock. Subject to the provisions of
Section 8(b) below, fractional shares of Stock may be issued and sold under the Plan.

          5. Eligibility. All employees of MMC or such of its Subsidiaries as shall be designated by MMC will be eligible to participate in the Plan, in accordance with such rules as may be prescribed from time to time; provided, however, that such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4) and (8) thereof) and regulations promulgated thereunder. No employee shall be eligible to participate in the Plan if his or her customary employment is less than 20 hours per week or if he or she has been employed by the Company for less than six months. No employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the Stock of MMC or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

          6. Offerings, Participation. (a) MMC may make one or more offerings of 12 months' duration each, to eligible employees to purchase Stock under the Plan, and an eligible employee may participate in such offering at such time(s) as determined by the Committee by authorizing a payroll deduction for such purpose in terms of whole number percentages up to a maximum of twelve percent (12%) of his or her Base Compensation. The Committee may at any time suspend an offering if required by law or the best interests of the Company. MMC's obligation to sell and deliver Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such Stock.

          (b) Each participant in an Offer may be requested to notify the Company of any disposition of shares of Common Stock purchased pursuant to the Plan prior to the expiration of the holding periods set forth in section 423(a) of the Code.

          7. Deductions. (a) The Company will maintain payroll deduction accounts for all participating employees, and shall credit such accounts with interest at such rate as the Committee may from time to time determine. All funds received or held by the Company under the Plan need not be segregated from other corporate funds and may be used for any corporate purpose.

          (b) Subject to rules, procedures and forms adopted by or at the direction of the Committee, an employee may at any time increase, decrease or suspend his or her payroll deduction or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an offering.

          (c) Any balance remaining in any employee's payroll deduction account at the end of an offering period will be repaid to such employee.

          (d) In the event of a participating employee's retirement, death or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee's account shall be paid to the employee, or, in the event of the employee's death, to the employee's beneficiary under the MMC basic group life insurance program.

          8.   Purchase, Limitations.  (a)  Within the
limitations of Section 8(d) below, each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many shares of Stock as the amount of the employee's payroll deduction account at the end of any offering can purchase.

          (b) As of the last day of the offering period, the payroll deduction account of each participating employee shall be totaled. Subject to the provisions of Section 7(b) above, if such account contains sufficient funds to purchase one or more shares of Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of shares of Stock at the price determined under Section 8(c) below; such employee's account will be charged, on that date, for the amount of the purchase, and for all purposes under the Plan the employee shall be deemed to have acquired the shares of Stock on that date. The registrar for MMC will make an entry on its books and records evidencing that such shares (including any partial share) have been duly issued as of that date; provided, however, that an employee may in the alternative elect in writing prior thereto to receive a stock certificate representing the amount of such full shares acquired (the value of any partial share to be returned to such employee by check).

          (c) On or before the effective date of each offering, the Committee shall determine the purchase price of the shares of Stock which are to be sold under the offering or the formula for determining such price; provided, however, that no such price may be less than the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Stock at the time such option is exercised.

          (d) No employee may be granted an option under the Plan which permits his or her rights to purchase Stock under the Plan, and any other stock purchase plan of MMC and its subsidiaries qualified under Section 423 of the Code, to accrue at a rate which exceeds $25,000 (or such amount as may be adjusted from time to time under pertinent regulations of the
Code) of the Fair Market Value of such Stock (determined at the effective date of the offering) for each calendar year in which the option is outstanding at any time. In addition, the maximum number of shares which a participating employee may purchase pursuant to any one offering period shall be the number of shares determined by (i) multiplying the amount of the participating employee's Base Compensation as of the pay period immediately preceding the date he or she is first granted an option pursuant to such offering period by the number of pay periods from such date to the end of the offering period, and (ii) dividing that product by the Fair Market Value of a share of Stock on such date.

          (e) None of the rights or privileges of a stockholder of MMC, including without limitation rights to vote and receive dividends, shall exist with respect to shares of Stock purchased under the Plan until the date on which the shares of Stock are deemed to be acquired pursuant to Section 8(b) above.

          (f) (i) Notwithstanding anything in the Plan to the contrary, in the event of a change in control of the Company, if the Committee determines that the operation or administration of the Plan could prevent participating employees from obtaining the benefit of the timely exercise of their options under the Plan, the Plan may be terminated in any manner deemed by the Committee to provide equitable treatment to participating employees. Equitable treatment may include, but is not limited to, the payment to each participating employee of the amount of contributions and interest standing to such participating employee's account as of the date of the change in control, plus an additional amount determined by (A) calculating the number of full shares of stock that could have been purchased for the participating employee immediately prior to the change in control with such amount at the purchase price (determined under Section 8(c)) at the time the option is granted (the "Purchase Price") and (B) multiplying that number of Shares by the difference between the Purchase Price per Share and the highest price paid per share of Stock in connection with the change in control of the Company.

               (ii)  For purposes of the Plan, a "change in
control" of the Company shall have occurred if:

               (A)  any "person", as such term is used in
Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

               (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A), (C) or (D) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired more than 50% of the combined voting power of the Company's then outstanding securities; or

               (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

          9. No Transfer. (a) No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee's lifetime only by such employee.

          (b) Book entry accounts, or certificates for Stock purchased under the Plan may be maintained, or registered, as the case may be, only in the name of the participating employee, or, if such employee so indicates on an appropriate form provided by the Company, in his or her name jointly with a member of his or her family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have such account maintained, or such certificates registered, in the employee's name as tenant in common with a member of the employee's family, without right of survivorship.

          10. Effective Date of the Plan. The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding shares of Stock present, or represented, and entitled to vote at the meeting of stockholders of MMC to be held on May 17, 1994, or any adjournment thereof.

          11. Amendment and Termination. Subject to the provisions of Section 4(b) above, the Plan shall terminate coincident with the completion of any offering under which the limitation on the total number of shares in Section 4(a) above has been reached. The Board may at any time terminate the Plan, or make such amendment of the Plan as it may deem advisable.

          12. Governing Law. The Plan shall be interpreted, construed and administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws, to the extent not preempted by federal law.